UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

June 5, 2008
FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)
000-26689
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0431154 (I.R.S. Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 207-1700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.22

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On June 5, 2008, the Board of Directors of Foundry Networks, Inc. (the “Company”), after considering a competitive market summary of total compensation for its executive officers, approved the terms of the Company’s fiscal 2008 Executive Performance Incentive Plan (the “Incentive Plan”). A copy of the Incentive Plan is filed with this report as Exhibit 10.22 and is incorporated herein by reference.
     Only the Company’s non-commissioned (“non-sales”) executive officers who are employed with the Company at the time of payment are eligible to receive a bonus payment under the Incentive Plan, and such officers must be either employed, or have been employed in an executive role with the Company for a minimum of (1) three months or (2) for one full quarter during the performance period (the “Eligible Executives”).
     The Incentive Plan is similar to those the Company has implemented in prior years and provides for the payment of cash bonuses based upon the achievement of certain Company revenue, gross margin, operating profit goals and certain other individual or department objectives. The total target bonus for each Eligible Executive is equal to forty percent (40%) of the Eligible Executive’s base salary earned during the performance period.
     Under the Incentive Plan, (i) seventy-five percent (75%) of the Eligible Executive’s target bonus is based upon the Company’s revenues, gross margins and operating profits (the “Company Metrics”), and (ii) twenty-five percent (25%) of the Eligible Executive’s target bonus is based upon the achievement of individual or department objectives aligned with the Company’s strategic goals (the “Executive Metrics”). The Incentive Plan will be calculated on results of the full fiscal year 2008, and will be paid within the first quarter of the following fiscal year (and in no event later than March 15, 2009). The Company’s total revenues must achieve at least 90% of the revenue target approved by the Board of Directors for any bonuses to be paid pursuant to the Company Metrics. The actual amount of a bonus to be paid under the Incentive Plan pursuant to the Company Metrics may exceed the total target bonus by up to 50% for exceeding the performance measures set forth under the Company Metrics, with the actual amounts awarded in excess of the total target bonus depending on the degree to which the performance measure is exceeded, however, the portion of the bonus to be paid based upon Executive Metrics cannot exceed 100%.
     In addition, on June 9, 2008, the Board of Directors approved changes to the base salaries for certain of its executive officers, including certain officers who were included as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on April 18, 2008. The new base salaries for such officers are as follows:

Named Executive Officer	2008 Base Salary

Laurence L. Akin, Senior Vice President of Worldwide Sales	$400,000

Dan Fairfax, Vice President, Finance and Administration,	$450,000
and Chief Financial Officer
     The base salary changes are retroactive to April 1, 2008. The base salaries of other named executive officers remain unchanged.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.22	Foundry Networks, Inc. 2008 Executive Performance Incentive Plan

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDRY NETWORKS, INC.
Date: June 10, 2008	By:	/s/ Cliff Moore
Cliff Moore
Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.22	Foundry Networks, Inc. 2008 Executive Performance Incentive Plan